Technical Support Agreement

This agreement ("Agreement") is made and entered into on 23rd September, 2009 by and between

Tube Investments of India Limited: Division BSA Motors & TI Cycles of India, a Company registered under the Indian Companies Act 1913, and having its registered office at "Dare House", No. 234, N.S.C. Bose Road, Chennai 600001, India, hereinafter referred to as "BSA Motors" (which expression shall unless repugnant to the context include its successors and assigns) of the one part

And

NuGen Mobility Incorporated, a Company registered under the Laws of United States and having their office at 44645, GUILFORD DRIVE, Suite 201, Ashburn, Virginia 20147, U.S.A. hereinafter referred to as "NuGen" (which expression shall unless repugnant to the context include its successors and assigns) of the other part

BSA Motors and NuGen are hereinafter collectively referred to as "Parties" and individually as "Party".

BSA Motors is engaged in the manufacture and selling of electric scooters in India. BSA Motors is keen to improve the performance of its vehicles including motor & controller.

NuGen is a company who has proven experience in electric power-train technology for various applications including two, three and four wheelers. NuGen is currently engaged in designing/developing motor controls for some of the leading auto OEMs in India.

Both BSA Motors and NuGen are desirous of working together for the purpose of developing and bringing to the market electric two wheeler vehicle platforms for BSA Motors. NuGen has offered technical support to BSA Motors with regard to motor & controller design and development on the terms NuGen's proposal dated 11th August 2009 attached herein as Annexure I.

As an initial step in creation of a plan to reach the long term goals of NuGen becoming BSA Motors' value added power train system supplier, the Parties have agreed to proceed with Phase I+ described under Clause 4 of the proposal dated 11th August 09.

NOW, THEREFORE, in consideration of premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

For TI CYCLES OF INDIA

ARUN ALAGAPPAN
Sr. Vice President
(Retail & BSA Motors)

1) Technical Support

NuGen has agreed to provide the necessary technical support to BSA Motors to enable it to develop electric two wheeler vehicle platforms suitable to the Indian market.

Parties have agreed the following would be the deliverables by NuGen under the present technical support arrangement;

a) Prototype development and demonstration of advantage of NuGen motor controller for BSA Motors' two wheeler applications. NuGen shall ensure that the prototype of motor, controller and vehicle control module shall conform to the performance specifications described under clause 4.2.1 of the proposal. NuGen shall also demonstrate that Prototypes are efficient, economical and adaptable for commercial applications by BSA Motors.

b) Detailed concept design / development plan for motor & controller system that can be used by BSA Motors in at least two BSA Motors' future vehicle platforms viz., cargo vehicle and family scooter platforms whose broad specifications are attached as Annexure II. NuGen shall provide a development plan encompassing design, time lime for development, development cost, product cost and supply arrangements. This plan should provide complete understanding of technical performance and commercial feasibility of the proposed motors & controllers for BSA Motors.

c) Improvement of performance/ reliability of motor, controller and battery of current products of BSA Motors.

2) Term of the Agreement

The term of this engagement is for a period of 12 months from the date of this Agreement. Some variations in schedules may apply due to other requirements and / or timing and availability of BSA Motors' & NuGen's resources to complete the required tasks.

3) Exclusivity

NuGen agrees that during the tenure of this Agreement they will not advise or provide any technical support to any other party with regard to development, manufacture, or marketing, of Axial Flux Powertrain (AFP) or new Powertrain system developed for future two-wheeler platforms in India. In this period BSA will not develop AFP or new Powertrain with any other vendor. The agreement shall allow BSA Motors purchase of existing products available from the market in the existing circumstances.

For TI CYCLES OF INDIA

ARUN ALAGAPPAN
Sr. Vice President
(Retail & BSA Motors)

4) First Right of Refusal

NuGen agrees that during the tenure of this agreement, as the case may be, BSA Motors shall have the 'first right of refusal' for commercial application in India in respect of the motors & controllers for electric two wheeler developed by NuGen under this agreement. Either party confirms to keep the other informed on any such developments with an adequate notice period of 3 months after the expiry of the agreement.

5) Payment

BSA Shall pay fixed sum of $ 1,30,200 to NuGen as per schedule of payment specified in clause 9.5 of the proposal. BSA Motors may, on being satisfied with the progress of the technical support, expedite the payment earlier than the schedule specified.

6) Confidentiality

a) The Parties are obliged to:
   i) Not to disclose the nature, extent and objective of this agreement to any other party.
   ii) To keep all technical and other information (such as business secrets etc.) received from the other party under this agreement strictly confidential.
   iii) Not to disclose or convey any such confidential information to any third party without the prior written consent of the disclosing party.

b) The confidentiality obligations under this article shall not apply to information which:
   i) Was already in possession of one party and not presently subject to an obligation of confidentiality prior to its receipt from the other party; or
   ii) Becomes available to the general public through no fault of either party, or
   iii) Is rightfully disclosed to either BSA Motors or NuGen by a third party without a present obligation of confidentiality; or
   iv) Is explicitly approved for release by prior written authorization of BSA Motors and NuGen.

c) The confidentiality obligations under this clause shall not be affected by the termination of this agreement and shall continue in full force and effect for a period of five (5) years after termination of this agreement.

7) Indemnity

NuGen agrees to defend, indemnify and hold BSA Motors harmless against all claims, losses, damages, liabilities, cost, expenses arising out of use of the technical information provided by NuGen as per this Agreement including but not limited to

For TI CYCLES OF INDIA

ARUN ALAGAPPAN
Sr. Vice President

violation of any applicable law or approvals or infringement or alleged infringement of any patent, trademark, design, copyright or other rights of intellectual property registered or unregistered, vested or alleged to be vested in any third person.

8) Relationship of Parties

It is clearly understood that the relationship between the Parties under this Agreement is on principal-to-principal basis and the arrangement described herein does not create, any statutory or common law partnership, joint venture, or agency relationship between the Parties. Neither of the Parties is authorized to bind the other to any agreement or contracts without the prior written consent of the other Party, and the Parties shall not represent that they have any authority to bind the other, or that they have any relationship other than independent contractors.

9) Termination

a) Either of the Party may terminate this Agreement with immediate effect by giving notice to the other Party who has committed a material breach of the terms and conditions of this Agreement.

b) If either of the Party is of the view that it would not serve any purpose to continue the technical support arrangement further, that Party may terminate the Agreement by giving 30 days notice to the other Party of its intention to terminate.

10) Waiver

A right or remedy created by this Agreement cannot be waived except in writing signed by the Party entitled to that right. Delay by a Party in exercising a right or remedy does not constitute a waiver of that right or remedy, nor does a waiver (either wholly or in part) by a Party of a right operate as a subsequent waiver of the same right or of any other right of that Party. Further, the waiver by either Party of any material breach of any term, covenant or condition contained herein shall not be deemed a waiver of any other term, covenant or condition or any subsequent material breach of the same or any other term, covenant or condition contained herein

11) Entire Agreement

a) This Agreement contains the entire agreement between the Parties. Any prior agreements, oral or written, related to the subjects set forth in this Agreement are superseded by this Agreement and of no force and effect.
b) This Agreement should be read in conjunction with the NuGen's proposal dated 11th August 2009 attached herein as Annexure I. In case of any conflict between

For TI CYCLES OF INDIA

ARUN ALAGAPPAN

TUBE INVESTMENTS OF INDIA LTD.
'Dare House', 234, N.S.C. Bose Road, Chennai - 600 001, India.
Tel : +91-44-42177770-5 Fax : +91-044-42110404 Website : www.tiindia.com

the contents of this Agreement and the said proposal, the terms of this Agreement shall prevail.

c) Neither Party provides any guarantee or commitment for any further work or development. Parties may at their respective discretion initiate discussion on any further engagement as it may deem necessary.

12) Severability

Whenever there is any conflict between any provision of this Agreement and any law, this Agreement shall be curtailed only to the extent necessary to permit compliance with them and all other provisions shall remain in force.

13) Notices

All notices or other documents shall be in writing, and shall be personally served on the Party entitled thereto or mailed, postage prepaid, by certified or registered mail, or sent via established courier (e.g., FedEx), or by FAX or other electronic telecommunications transmission in written form (with telecommunications' confirmation of receipt by a clearly legible copy) or by e-mail to the recipient's business address or an address later specified by written notice to the other Party. Any notice or other communication shall be deemed given at the time of sending or certification, except for a notice changing a Party's address which shall be deemed given at the time of receipt. The addresses and facsimile numbers of the Parties for the purpose of the aforesaid are as shown on the last pages of this Agreement. Either Party may change its address by giving written notice to the other Party in accordance with the terms of this Section.

14) Assignment

This Agreement cannot be assigned by either Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld by either Party. Either Party shall have the right to assign or transfer this Agreement to its parent corporation, subsidiaries or affiliates with the consent of the other Party, and will continue to remain liable for the performance of the obligations hereunder. This Agreement shall inure to and be binding upon the successors and permitted assigns of each Party

15) Dispute Resolution

In the event of any dispute or claim arising in terms of this Agreement, the same shall be referred for Arbitration of three arbitrators. Each of the Parties herein shall nominate their Arbitrators, and the said Arbitrators shall in turn nominate the Presiding Arbitrator. The proceedings shall be conducted in English and as per the provisions contained in the Arbitration and Conciliation Act, 1996. The place of Arbitration shall be in New Delhi.

For TI CYCLES OF INDIA

ARUN ALAGAPPAN
Sr. Vice President
(Retail & ...

16) Jurisdiction and Applicable Law

Subject to the above clause on Arbitration, the Parties hereto unconditionally and irrevocably agree to submit to the exclusive jurisdiction of the competent courts in Chennai. The applicable Law shall be the laws of India.

Tube Investments of India Limited

Signature:
Name: ARUN ALAGAPPAN
Title: Senior VP – BSA Motors & Retail
Address: PO Box No. 5
MPH Road, Ambattur
Chennai – 600 053, INDIA

For TI CYCLES OF INDIA

ARUN ALAGAPPAN
Sr. Vice President
(Retail & BSA Motors)

NuGen Mobility Incorporated

Signature:
Name: ERIC K. TAKAMURA
Title: President & CEO
Address: 44645 Guilford Drive
Suite 201
Ashburn, VA 20147, USA